UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 7, 2021

Date of Report (Date of earliest event reported)

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OpGen, Inc.

(Exact name of registrant as specified in its charter)

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Delaware (State or other jurisdiction of incorporation or organization)	001-37367 (Commission File Number)	06-1614015 (I.R.S. Employer Identification No.)

9717 Key West Avenue, Suite 100
Rockville, MD 20850
(Address of principal executive offices, including zip code)

(240) 813-1260
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock	OPGN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 8.01   —   Other Events.

On July 7, 2021, OpGen, Inc. (the “Company”) issued a press release announcing the continued adjournment of its 2021 annual meeting of stockholders solely with respect to proposal 2 relating to the approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to increase the authorized number of shares of capital stock from 60,000,000 to 110,000,000 shares and authorized number of shares of common stock from 50,000,000 to 100,000,000 shares. The Annual Meeting will reconvene at 10:00 a.m. Eastern Time on August 5, 2021, at the offices of the Company located at 9717 Key West Ave, Suite 100, Rockville, MD 20850. A copy of such press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 —   Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

99.1 Press release, dated July 7, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OpGen, Inc.

By:	/s/ Timothy C. Dec
	Name:	Timothy C. Dec
	Title:	Chief Financial Officer

Date: July 7, 2021